EXHIBIT I

                         Prior Capital Operations
                         ________________________

                                                    NET INVESTMENT
PROPERTY           ACTIVITY                            ($000'S)          YEAR
________           ________                            ________          ____

Loma Vieja/MartinezComplete L. Lopez #1.                374              1993
EI 320             Drill and complete in CH Sand.      2727              1993
EI 326             Drill case and suspend Well #1
                   thru F4 (EG) Sand.                  1942              1993
EI 326             Drill case and suspend Well #2
                   thru deep seis anomaly.              250               1993
Verm. 255          Drill, case and suspend #5.         1140               1993
Verm. 255          Drill, plug and abandon  #7.         350               1993
Verm. 255          Template/soil boring.                 19               1993
Verm. 255          Drill, case and suspend #6.         1029               1993
Verm. 255          Platform and facilities.             126               1993
                                                       _____
                   Subtotal:                           7957
                                 Scheduled Capital Operations








                                                    NET INVESTMENT
PROPERTY            ACTIVITY                            ($000'S)          YEAR
________            ________                            ________          ____


Loma Vieja/Martinez Drill and complete El Peyote #5
                    in S Sand.                             989            1994
Loma Vieja/Martinez Drill and complete Well #7
                    (TX 13077) in R Sand.                 1043            1994
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #2. (Queen City Prospect)          75            1994
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #3. (Queen City Prospect)          75            1994
Loma Vieja/Martinez Lease acquisition. (U Sand Prospect)   300            1994
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #1. (Queen City Prospect)          75            1994
Loma Vieja/Martinez Drill Well #6 (TX 13081) in Hinnant.
                    (Hinnant Prospect)                    1375            1994
Verm. 101/102       Drill B-2 Well in Block 101
                    9300' Sand.                           1910            1994
EI 320              Drill and complete in CH Sand.         400            1994
EI 326              Complete Well #1 as a single
                    in F4 (EG).                           1160            1994
EI 326              Drill and complete Well #2 in F4
                    (EG) and Deep Sand.                   4860            1994
EI 326              Platform, pipeline and facilities.    6770            1994
Verm. 255           Platform, pipeline and facilities.    1205            1994
Verm. 255           Mob/demob rig.                          50            1994
Verm. 255           Tieback/sidetrack (H-1)
                    (dual Upr. K-5, K-3 Sands).            474            1994
Verm. 255           Tieback/complete #6 (H-2)
                    (single Lwr. K-5,  Selec's             340            1994
                    K-4, K-2).
Verm. 255           Drill and complete H-3
                    (dual I-2, H-5 w/Selec. 1-1).          740            1994
EI 53               Sidetrack #7 Well Cib Carst, Tex L2,
                    Tex L, Upr. Tex L.                     985            1994
EI 53               Upgrade water handling.                 50            1994
                                                        ______
                    Subtotal:                            22876










                                                    NET INVESTMENT
PROPERTY            ACTIVITY                            ($000'S)        YEAR
________            ________                            ________        ____



Loma Vieja/Martinez Drill and complete Well #4
                    (TX 13077) to Hinnant.                   477        1995
Loma Vieja/Martinez Drill and complete Queen City #5.
                    (Queen City Prospect)                     77        1995
Loma Vieja/Martinez Drill and complete Queen City #8.
                    (Queen City Prospect)                     77        1995
Loma Vieja/Martinez Drill Well #1 (TX 13078) T6-T10.        1533        1995
Loma Vieja/Martinez Drill and complete Queen City #6.
                    (Queen City Prospect)                     77        1995
Loma Vieja/Martinez Drill and complete new Well #1
                    (TX 13079) to U (includes facility
                    expansion). (U Sand Prospect)           2227        1995
Loma Vieja/Martinez Drill and complete Queen City #4.
                    (Queen City Prospect)                     77        1995
Loma Vieja/Martinez Drill and complete Queen City #7.
                    (Queen City Prospect)                     77        1995
Loma Vieja/Martinez Drill Well #8 (TX 13085) to R&S.
                    (Cuellar Propsect)                      3399        1995
Verm. 101/102       Recomplete B1A Well in Block 101
                    to 10300'.                                80        1995
Verm. 101/102       Drill A-2 Well in BLock 102 produce E and
                    M1 Sands (H, J and F behind pipe).      4530        1995
EI 320              Recomplete to CA Sand.                   103        1995
Verm. 255           Wireline selective #6 (H-2)(K-4 Sand)      6        1995
EI 53               Recomplete #9 Well, produce Tex L2,
                    and Crisk 1.                             860        1995
                                                           _____
                    Set up Disc 12.2 Crisk 1 L.
                    Subtotal:                              13600










                                                    NET INVESTMENT
PROPERTY            ACTIVITY                            ($000'S)       YEAR
________            ________                            ________       ____



Loma Vieja/Martinez Drill and complete El Peyote
                    #6 to S.                            1050            1996
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #10. (Queen City Prospect)       80            1996
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #12. (Queen City Prospect)       80            1996
Loma Vieja/Martinez Drill Well #9 (TX 13077) R&S
                    (Fandango Equivalent Prospect)      1891            1996
Loma Vieja/Martinez Recomplete Loma Vieja #1A
                    to Hinnant.                           57            1996
Loma Vieja/Martinez Drill and complete Well #5 (TX 13078)
                    to Hinnant.                          548            1996
Loma Vieja/Martinez Drill and complete Well #2
                    (TX 13079) T6-T10.                  1579            1996
Loma Vieja/Martinez Drill and complete Well #3
                    (TX 13079) T8-T10.                  1437            1996
Loma Vieja/Martinez Drill and complete new Well #2
                    (TX 13079) to U (U Sand Prospect)   1764            1996
Loma Vieja/Martinez Drill and complete new Well #3
                    (TX 13079) to U (U Sand Prospect)   1764            1996
Loma Vieja/Martinez Drill and complete Queen City #9.
                    (Queen City Prospect)                 80            1996
Loma Vieja/Martinez Drill and complete Queen City #11.
                    (Queen City Propsect)                 80            1996
Loma Vieja/Martinez Drill and complete Queen City #13.
                    (Queen City Prospect)                 80            1996
Verm. 101/102       Recomplete A-2 Well (J Sand).         53            1996
Verm. 101/102       Drill #5 sidetrack 2 in Block 102,
                    H & J Sands                         2686            1996
Verm. 255           Rig workover #5 (H-1)(dual J-2B,
                    I-3 Sands).                          254            1996
Verm. 255           Wireline plugback #6 (H-2)
                    (K-2 Sands).                           6            1996
Verm. 255           Wireline plugback H-3 (I-1 Sand).      6            1996
EI 53               Recomplete #8 Well to Crisk and
                    Crisk 2.                             600            1996
                                                       _____
                    Subtotal:                          14095










                                                    NET INVESTMENT
PROPERTY            ACTIVITY                            ($000'S)        YEAR
________            ________                            ________        ____


Loma Vieja/Martinez Drill and complete Queen City
                    Unit #14. (Queen City Prospect)          82         1997
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #16. (Queen City Prospect)          82         1997
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #18. (Queen City Prospect)          82         1997
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #15. (Queen City Prospect)          82         1997
Loma Vieja/Martinez Drill and complete Queen City
                    Unit #17. (Queen City Prospect)          82         1997
EI 320              P&A well.                               127         1997
Verm. 101/102       Abandon B platform on 101.              250         1997
Verm. 101/102       W/O A2 Well in 102 (to H Sand).          55         1997
Verm. 255           Rig workover #6 (H-2)(single K-1 Sand)  174         1997
Verm. 255           Rig workover H-3 (single H-4,
                    selec's H-3, H-2)                       303         1997
EI 53               Recomplete #9 Well to Disc. 12.2.        27         1997
                                                          _____
                    Subtotal:                              1346

Loma Vieja/Martinez Drill and complete Queen City Unit #19.
                    (Queen City Prospect)                    85         1998
Loma Vieja/Martinez Drill and complete Queen City Unit #21.
                    (Queen City Prospect)                    85         1998
Loma Vieja/Martinez Drill and complete Queen City Unit #20.
                    (Queen City Prospect)                    85         1998
Loma Vieja/Martinez Drill and complete Queen City Unit #22.
                    (Queen City Prospect)                    85         1998
Verm. 101/102       W/O A2 Well to F Sand.                   56         1998
EI 53               W/O #9 Well to Crisk 1 L.                28         1998
W.C. 44             Abandon platform.                       650         1998
                                                            ____
                   Subtotal:                                1074

Verm. 255          Wireline selective H-3 (H-3 Sand).          7         1999
                                                            ____
                   Subtotal:                                   7










                                                    NET INVESTMENT
PROPERTY           ACTIVITY                            ($000'S)          YEAR
________           ________                            ________          ____


Verm. 101/102      W/O AIA well to F Sand.                900            2000
                                                          ___
                   Subtotal:                              900

Verm. 255          Wireline selective H-3 (H-2 Sand).       7            2001
                                                          ___
                   Subtotal:                                7

EI 326             P&A platform.                         1077            2002
Verm. 255          Abandonment.                           184            2002
EI 53              Abandon field.                         329            2002
                                                        _____
                   Subtotal:                             1590

Verm. 101/102      Abandon field.                        2054            2003
                                                         ____
                   Subtotal:                             2054


                   TOTAL:                               65506